UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
July 19, 2006

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2006, El Paso Corporation entered into a five-year, $500,000,000 Revolving Credit Facility (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as initial lender and issuing bank. The obligations of El Paso under the Credit Agreement are unsecured and are not guaranteed by any of El Paso’s subsidiaries or affiliates. Under the Credit Agreement, El Paso can request letters of credit to be issued or revolving loans to be made by the lender(s) up to a maximum of $500 million. El Paso will pay the lender customary fees for letters of credit, a semi-annual fixed rate facility fee of 2.341% per annum and interest on revolving loans at a floating rate based on LIBOR. After the occurrence of an Event of Default (as defined below) or certain other events, however, the interest rate on revolving loans will convert from a floating rate to a fixed rate of 5.409% per annum.

The Credit Agreement includes certain covenants of El Paso, including, without limitation, covenants that limit the ability of El Paso and specified restricted subsidiaries (1) to create liens (other than specified permitted liens), (2) to enter into sale-leaseback transactions or to dispose of all, or substantially all, of its assets as an entirety or (3) to consolidate or merge with or into other companies.

Any loans and reimbursement obligations are required to be repaid on the earlier of July 15, 2011 and the date that all such borrowings and reimbursement obligations are accelerated as a result of an “Event of Default” under the Credit Agreement. Upon such an acceleration, El Paso is also required to deposit cash equal to the undrawn letters of credit and to pay accrued interest, fees and other amounts. Events of Default under the Credit Agreement include:

•
El Paso’s failure to pay (i) any loan or reimbursement obligation when due or (ii) interest or other amounts (other than principal amounts) due on any loan or reimbursement obligation due under the Credit Agreement within 30 days after it becomes due;

•	El Paso’s failure to comply with any of the terms, covenants or warranties under the Credit Agreement for 60 days after El Paso receives notice of such failure to comply; and

•	Certain bankruptcy-related events.

If El Paso voluntarily elects to terminate the lender’s commitment under the Credit Agreement, then El Paso will be required to repay outstanding loans, cash collateralize all undrawn letters of credit and pay certain breakage costs.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.A to this report.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description above in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.A	Credit Agreement dated as of July 19, 2006 among El Paso Corporation, as Borrower, Deutsche Bank AG New York Branch, as Initial Lender, Issuing Bank, Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: July 19, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.A	Credit Agreement dated as of July 19, 2006 among El Paso Corporation, as Borrower, Deutsche Bank AG New York Branch, as Initial Lender, Issuing Bank, Administrative Agent and Collateral Agent.